Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors of

Catamaran Corporation:

We hereby consent to the incorporation by reference in the prospectus constituting a part of this registration statement on Form S-3 of our report dated March 28, 2013, relating to the financial statements of Restat, LLC appearing in Catamaran Corporation’s Current Report on Form 8-K dated March 6, 2014. We also consent to the reference to us under the heading “Experts” in the prospectus which forms a part of this registration statement.

/s/ BDO USA, LLP

Milwaukee, Wisconsin

March 6, 2014